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                                                                    Exhibit 10.8

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                    STOCK OPTION PLAN FOR OFFICERS, EMPLOYEES
                      SERVICE PROVIDERS AND CONSULTANTS OF
                         THE JEAN COUTU GROUP (PJC) INC.

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1.   PURPOSE OF THE PLAN

1.1 The purpose of the stock option plan for officers, employees, service suppliers and consultants (the "PLAN") of The Jean Coutu Group (PJC) Inc. (the "COMPANY") is to secure for the Company and its shareholders the benefit of an incentive interest in share ownership by directors, officers and employees of the Company and its Subsidiaries, and by service suppliers and consultants retained by the Company to provide ongoing management or consulting services.

2.   ADMINISTRATION

2.1 The Plan shall be administered by the Company's Board of Directors (the "BOARD") upon recommendation by the Human Resources Committee, as the same may be constituted from time to time (the "COMMITTEE"). The Board upon recommendation by the Committee shall have full and complete authority to interpret the Plan and to establish the rules and regulations applying to it and to make all other determinations it deems necessary or useful for the administration of the Plan, provided that such interpretations, rules, regulations and determinations shall be consistent with the relevant policy statements of the competent securities authorities and the rules of the stock exchanges on which the securities of the Company are listed.

3.   SHARES SUBJECT TO THE PLAN

3.1 The shares subject to the Plan are Class "A" Subordinate Voting Shares (the "SHARES") of the Company. The total number of Shares that may be issued under the Plan shall not exceed 8,000,000 Shares of the Company and no Optionee (as defined hereinbelow) shall hold options to purchase more than five percent (5%) of the number of Shares issued and outstanding from time to time. All of the Shares covered by options that will have expired or that will have been cancelled without being exercised shall become reserved Shares for the purposes of options that may be subsequently granted under the terms of the Plan.

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4.   GRANT OF OPTIONS

4.1 The Board upon recommendation by the Committee shall from to time designate the directors, officers or employees of the Company or any of its Subsidiaries, or service suppliers or consultants, to whom options shall be granted (an "OPTIONEE") and the number of Shares covered by each of such options. For the purposes of the Plan, "SUBSIDIARIES" shall mean any legal entity of which the Company holds or is the beneficiary, at any time, directly or indirectly, otherwise than as security, of securities conferring over 50% of the votes enabling it to elect the majority of the directors of such entity as well as any current or future Subsidiary of such legal entity. Any Optionee may hold more than one option. However, no Optionee may hold options to purchase over five percent (5%) of the number of Shares issued and outstanding from time to time. The granting of each option shall be evidenced by a letter from the Company addressed to the Optionee setting forth the number of Shares covered by such option, the subscription price and the option period.

5.   SUBSCRIPTION PRICE

5.1 The subscription price for each Share covered by an option shall be established by the Board upon recommendation by the Committee but such price shall not be lower than the average of the closing prices of the Shares on The Montreal Exchange and The Toronto Stock Exchange on the last trading day preceding the date of the granting of the option (the "SUBSCRIPTION PRICE").

6.   OPTION PERIOD

6.1 Subject to the provisions of subsection 6.2, each option shall be exercisable during a period established by the Board upon recommendation by the Committee (the "OPTION PERIOD"); such period shall commence not earlier than the date of the granting of the option and shall terminate not later than ten years after such date.

6.2 Notwithstanding the provisions of subsection 6.1, an option shall not be exercisable by an Optionee from and after each and every one of the following dates (an "EARLY EXPIRY DATE"), unless the Board upon recommendation by the Committee decides otherwise:

         6.2.1 sixty (60) days following the date on which (i) the Optionee resigns or voluntarily leaves his/her employment with the Company or any of its Subsidiaries, as the case may be, or (ii) an Optionee's employment with the Company or any of its Subsidiaries, as the case may be, is terminated for cause except in the event of theft, fraud or any other criminal act against the company, or (iii) in the case where the Optionee is a director of the Company or any of its Subsidiaries, as the case may be, but is not employed by one of the latter, the date on which such Optionee ceases to be a member of the relevant Board of Directors for any reason other than death, or (iv) in the case where the Optionee is a service supplier or a consultant, the date on which

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                he/she terminates his/her contract as a service supplier or consultant before its normal termination date or the date on which the Company terminates for cause such contract before its normal termination date;

         6.2.2 date of termination of employment of the holder on the grounds of theft, fraud or any other criminal act committed against the company.

         6.2.3 six (6) months following the date on which (i) the Optionee's employment with the Company or any of its Subsidiaries, as the case may be, is terminated by reason of death or, in the case where the Optionee is a director of the Company or any of its Subsidiaries, as the case may be, but is not employed by any of the latter, (ii) six (6) months following the date on which such Optionee ceases to be a member of the relevant Board of Directors by reason of death, or (iii) in the case where the Optionee is a service supplier or a consultant, six (6) months following the date on which its contract as a service supplier or consultant is terminated in accordance with its normal termination date or the date on which the Company terminates without cause such contract before its normal termination date.

         6.2.4 sixty (60) days following the date on which the Optionee's employment with the Company or any of its Subsidiaries, as the case may be, is terminated for any cause or reason other than those mentioned in paragraphs 6.2.1, 6.2.2 and 6.2.3, including, without limiting the scope of the foregoing, disability, illness, retirement or pre-retirement.

         Such rules shall not be interpreted in such a manner as to extend the Option Period beyond ten years.

6.3 Under the provisions of sections 6.2.1 and 6.2.4, the unvested options are forfeited from the said date, but the vested options may be exercised in the following sixty (60) days, whereas under the provisions of section 6.2.3, the vesting of options and the exercise of such options continue over the said period of six (6) months.

6.4 All rights conferred by an option not exercised at the termination of the Option Period or from and after any Early Expiry Date shall be forfeited.

7.   EXERCISE OF OPTIONS

7.1 Subject to the provisions of section 6, an option may be exercised in whole, at any time, or in part, from time to time, during the Option Period, but in all cases in accordance with the exercise frequency established by the Board upon recommendation by the Committee and applicable at the time of the grant.

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7.2  An option may be exercised by written notice to the Director of Legal
     Affairs and Secretary of the Company. Such notice shall set forth the number of Shares subscribed and the address to which the certificate evidencing such Shares is to be delivered. Such notice shall also be accompanied by a certified cheque made payable to the Company in the amount of the Subscription Price. The Company shall cause a certificate for the number of Shares specified in the notice to be issued in the name of the Optionee and delivered to the address specified in the notice no later than 10 business days following the receipt of such notice and cheque.

8.   NO ASSIGNMENT

8.1 No option or interest therein shall be assignable by the Optionee other than by will or the law of succession.

9.   NOT A SHAREHOLDER

9.1 An Optionee shall have no rights as a shareholder of the Company with respect to any Shares covered by his/her option until he/she shall have become the holder of record of such Shares.

10.  Offer for Shares of the Company

10.1 In the event that, at any time, an offer to purchase is made to all holders of Shares, notice of such offer shall be given by the Company to each Optionee and all unexercised options will be come exercisable immediately at the Subscription Price, but only to the extent necessary to enable an Optionee to tender his/her Shares in response to the offer should the Optionee so desire.

11.  EFFECTS OF ALTERATION OF CAPITAL STOCK

11.1 In the event of any change in the number of outstanding Shares of the Company by reason of any stock dividend, stock-split, recapitalization, merger, consolidation, combination or exchange of Shares or other similar change, an equitable adjustment shall be made by the Board upon recommendation by the Committee in the maximum number or kind of Shares issuable under the Plan or subject to outstanding options and in the Subscription Price of such Shares. Such adjustment will be definitive and mandatory for the purposes of the Plan.

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12.  AMENDMENT AND TERMINATION

12.1 The Board may, at any time, with the prior approval of The Montreal Exchange and The Toronto Stock Exchange, amend, suspend or terminate the Plan in whole or in part. In the event of a suspension, termination or material amendment (including an increase in the maximum number of Shares issuable under the Plan) or a reduction in the Subscription Price of an option (other than for standard anti-dilution purposes), the approval of the holders of a majority of the Shares present and voting in person or by proxy at a meeting of shareholders of the Company shall be obtained.

12.2 In addition to the foregoing, any material amendment to an option held by an insider (within the meaning of the SECURITIES ACT (Quebec), other than a person who is an insider solely by virtue of being a director or senior officer of a Subsidiary of the Company) or an associate of an insider, including a change in the Subscription Price or expiry date, shall be approved by a majority of votes cast at a meeting of shareholders, other than votes attaching to Shares beneficially owned by an Optionee and an Optionee's associates. In the event that an amendment is made, other than on a non-isolated basis, to an option held by a non-insider, the approval of a majority of votes cast at a meeting of shareholders shall be obtained if required by The Montreal Exchange and The Toronto Stock Exchange.

12.3 For the purposes of this section 12, an amendment does not include an accelerated expiry of an option by reason of the fact that an Optionee ceases to be a director, an officer or an employee.

12.4 The shareholders' approval of an amendment may be given by way of confirmation at the next meeting of shareholders after the amendment is made, provided that no Shares are issued pursuant to the amended terms prior thereto.

13.  FINAL PROVISIONS

13.1 The Company's obligation to issue options granted under the terms of the Plan is subject to all of the applicable laws, regulations or rules of any governmental agency or other competent authority in respect of the issuance or distribution of securities and to the rules of any stock exchange on which the Shares of the Company are listed. Each Optionee shall agree to comply with such laws, regulations and rules and to provide to the Company any information or undertaking required to comply with such laws, regulations and rules.

13.2 The Company shall not be required to issue or deliver any certificates for shares pursuant to the exercise of any option prior to (i) listing of such shares on any stock exchange on which such shares may be then listed; and
     (ii) completion of any registration or qualification of such shares under any Canadian or United States law, or any ruling or regulation of any

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     government body which the Company shall, in its sole discretion, determine to be necessary or advisable or the Company being satisfied that appropriate exemptions are available.

13.3 The participation in the Plan of a director, an officer or an employee of the Company or any of its Subsidiaries shall be entirely optional and shall not be interpreted as conferring upon a director, an officer or an employee of the Company or any of its Subsidiaries any right or privilege whatsoever, except for the rights and privileges set out expressly in the Plan. Neither the Plan nor any act that is done under the terms of the Plan shall be interpreted as restricting the right of the Company or any of its Subsidiaries to terminate the employment of an officer or employee at any time. Any notice of dismissal given to an officer or employee at the time his/her employment is terminated, or any payment in the place and stead of such notice, or any combination of the two, shall not have the effect of extending the duration of the employment for purposes of the Plan.

13.4 No director, officer or employee of the Company, nor any service supplier, consultant, Optionee or any other person acquires automatically the right to be granted one or more options pursuant to the Plan as a result of previous grants pursuant thereto.

13.5 The Plan does not provide for any guarantee in respect of any loss or profit which may result from fluctuations in the price of the Shares.

13.6 The Company and its Subsidiaries shall assume no responsibility as regards the tax consequences that participation in the Plan will have for a director, an officer or an employee of the Company or any of its Subsidiaries, or a service supplier or consultant, and such persons are urged to consult their own tax advisors in such regard.

13.7 The Plan and any option granted under the terms of the Plan shall be governed and interpreted according to the laws of the province of Quebec and the laws of Canada applicable thereto.

13.8 The Plan is dated as of October 26, 1994 and has been last amended on December 8, 2004.

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                                   SCHEDULE 1

              STOCK OPTION PLAN FOR DIRECTORS, OFFICERS, EMPLOYEES
                      SERVICE PROVIDERS AND CONSULTANTS OF
                         THE JEAN COUTU GROUP (PJC) INC.

                                SUBSCRIPTION FORM

                                                --------------------------------
                                                (Date)

The Jean Coutu Group (PJC) Inc.
530 Beriault Street
Longueuil, Quebec
J4G 1S8

ATTENTION OF THE DIRECTOR OF LEGAL AFFAIRS AND SECRETARY

         I, the undersigned _______________________________, hereby subscribe for (__________) Class "A" Subordinate Voting Shares of The Jean Coutu Group
(PJC) Inc. under the terms of the Stock Option Plan for directors, officers and employees of The Jean Coutu Group (PJC) Inc., out of the ______________________ (_______) Class "A" Subordinate Voting Shares available for purchase by the undersigned, and I enclose herewith my certified cheque (or money order) made payable to the order of The Jean Coutu Group (PJC) Inc., in the amount of _________________ dollars ($________________) in payment of the said subscription.


                                                     __________________________
                                                     (Signature)

                                                     __________________________
                                                     (Full Address)

                                                     __________________________


                                                     __________________________
                                                     (Telephone)